EXHIBIT 10.3


                               SECURITY AGREEMENT

         This SECURITY AGREEMENT is entered into as of January 9, 2004, by Card Acquisition, LLC (the "Debtor"), in favor of DTLL, Inc., a Minnesota corporation ("Secured Party").

                                    RECITALS

         A. Secured Party has agreed to make a loan of up to $150,000 to the Debtor.

         B. To secure repayment of Secured Party's loan, the Debtor has agreed to grant to Secured Party a security interest in the property described below.

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Debtor agrees as follows:

         1. Grant of Security Interest. The Debtor grants to Secured Party a security interest in the following described property of the Debtor (the "Collateral").

         all of the Debtor's right, title and interest in and to all payment intangibles (as defined in the Uniform Commercial Code as in effect in the State of Minnesota) representing distributions of profit (as opposed to payments of expenses or returns of capital) to Debtor pursuant to that certain Agreement of General Partnership dated as of May 7, 2003 between Debtor and PRM Financial Services, Inc., a Texas corporation, relating to Credit Card Partners G.P., a Texas general partnership (the Partnership"), as the same may be amended, supplemented or otherwise modified from time to time, but in any case only those distributions of profit that directly relate to Portfolios (defined as a portfolio of non-performing consumer debt purchased by the Debtor through the use of an advance provided in accordance with a Promissory Note executed by and between the Debtor and Secured Party or in connection therewith the Debtor has acquired an interest through a joint venture) acquired by the Partnership for which Debtor financed its share of the Partnership's purchase price using monies advanced pursuant to such Promissory Note;

to secure payment to the Secured Party of the "Secured Obligations" as defined below. Definitions in the Uniform Commercial Code as adopted and in effect in the State of Minnesota shall apply to words and phrases used in this Security Agreement.

         2. The Secured Obligations. Secured Party's security interest in the Collateral shall secure payment and performance of each and every debt, liability and obligation of Debtor to Secured Party, due or to become due, direct or indirect, absolute or contingent, joint or several, howsoever created, arising or evidenced, now existing or hereafter at any time created, arising or incurred, under that certain Promissory Note executed by Debtor in favor of Secured Party, of


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even date herewith, in the original principal amount of up to One Hundred Fifty
Thousand Dollars ($150,000) (the "Secured Obligations").

         3. Representations, Warranties and Covenants. Debtor represents, warrants and agrees that so long as any of the Secured Obligations remain outstanding and unsatisfied:

                  (a) The Debtor shall be the sole owner of the Collateral free and clear of all levies, attachments, liens, charges, encumbrances and security interests of every kind or character other than the security interest granted to the Secured Party hereby, except for the liens set forth on Exhibit A, as such liens may be extended, amended or supplemented from time to time.

                  (b) The Debtor has full power and authority to execute this Security Agreement and to subject the Collateral to the security interest created hereby. Except as set forth on Exhibit A, Debtor has not previously granted a security interest in favor of any creditor other than the Secured Party covering all or any part of the Collateral.

                  (c) The location of the chief executive office of Debtor as well as the location where Debtor maintains all books and records regarding the Collateral is set forth on the signature page hereof and will not be changed without prior written notice to the Secured Party.

                  (d) Debtor's true name is as set forth below. Neither Debtor nor any predecessor in title to any of the Collateral has executed any financing statements which remain of record or security agreements which remain in effect as "Debtor" covering any of the Collateral in any other name within the past five years.

                  (e) Debtor will, at any time or times hereafter, execute such financing statements and other instruments and perform such acts as the Secured Party may request to establish and maintain an attached, perfected and first priority (except as set forth on Exhibit A) security interest in the Collateral and will pay all costs of filing and recording. Debtor authorizes the Secured Party to file all of the Secured Party's financing statements and amendments thereto relative to the Collateral or any part thereof, in such form and substance as the Secured Party, in its sole discretion, may determine.

                  (f) Debtor shall not transfer or otherwise dispose of the Collateral outside its usual and ordinary course of business without the prior written consent of the Secured Party.

                  (g) Debtor shall keep the Collateral free and clear of all levies, attachments, liens, charges, encumbrances and security interests of every kind or character (except for the security interest granted to Secured Party hereunder and the existing security interest set forth on Exhibit A); and shall forever defend title thereto against claims of all persons.


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                  (h) Debtor shall maintain all records, instruments or other documentation evidencing or otherwise relating to the Collateral at Debtor's chief executive office and will not remove any part thereof without the prior written consent of the Secured Party.

                  (i) At any time and from time to time, upon the written request of the Secured Party, the Debtor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Secured Party reasonably may request for the purposes of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers granted by this Security Agreement.

         4. Secured Party's Authority; Power of Attorney. Upon the occurrence of an Event of Default, the Secured Party shall have the authority, but shall not be obligated to:

                  (a) demand, collect, receive and receipt for, compound, compromise, settle and prosecute and discontinue any suits or proceedings in respect of any or all of the Collateral in the name of Debtor or otherwise; and

                  (b) take any action permitted under applicable law which the Secured Party may deem necessary or desirable in order to realize on the Collateral, including, without limitation, performance of any contract and endorsement in the name of Debtor of any checks, drafts, notes or other instruments or documents received on account of the Collateral.

Debtor hereby irrevocably appoints the Secured Party as Debtor's agent and attorney-in-fact, with full authority in the place and stead of Debtor and in the name of Debtor, or otherwise, from time to time after the occurrence and during the continuance of any Event of Default, in the Secured Party's discretion, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable in pursuing or taking the foregoing rights and actions.

         All powers, authorizations and agencies contained in this Security Agreement are coupled with an interest and are irrevocable until this Security Agreement is terminated and the liens created hereby are released.

         5. Default/Event of Default. The terms "default" or "Event of Default" shall mean (i) failure to pay principal or interest on the Promissory Note within ten (10) days of the date due, (ii) any default in performance of any of Debtor's other obligations hereunder or under the Secured Obligations, provided that a default shall not occur if Debtor remedies the violation or the failure to perform within thirty (30) business days after receiving written notice from Secured Party by personal delivery or certified mail; or (iii) cessation of business operations, termination of business or dissolution of Debtor (except that the occurrence of such events following the transfer of Debtor's business and assets to its parent corporation shall not be an Event of Default), or insolvency of Debtor, the commission of any act of bankruptcy by Debtor, or the commencement of any bankruptcy, receivership or similar proceeding under bankruptcy or Debtor's relief laws by or against Debtor. Upon the happening of any of the foregoing events, Secured Party may, at its option, and without notice to or demand on Debtor, do any one or more of the following immediately:


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


                  (a) Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies otherwise available to it, all the rights and remedies of a secured party under the Uniform Commercial Code as adopted and in effect in the State of Minnesota (the "UCC").

                  (b) Without limiting the generality of the foregoing, the Secured Party may, upon default, to the fullest extent permitted by applicable law, without notice, hearing or process except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future deliver, and upon such other terms as the Secured Party may deem commercially reasonable, and the Secured Party may purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set off the amount of such purchase price against the Secured Obligations. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, with notice, be made at the time and place to which it was so adjourned. The Secured Party may abandon any such proposed sale. The Secured Party may also elect to retain the Collateral in partial or full satisfaction of the Secured Obligations and Debtor agrees not to oppose such election. Debtor acknowledges that any private sales of Collateral effected by he Secured Party may result in terms less favorable to a seller than public sales but Debtor agrees that such private sales shall nevertheless be deemed commercially reasonable.

                  (c) If any notification of intended disposition of any of the Collateral is required by law, such notification shall be deemed reasonably and properly given if deposited in the United States Postal Service at least ten (10) days before such disposition, postage prepaid, addressed to the Debtor at the address set forth on the signature page hereof. Such disposition shall be established by affidavit of a representative of Secured Party, receipts or other reasonable method.

                  (d) Debtor agrees to pay all costs and expenses incurred by the Secured Party, including reasonable attorney's fees and court costs, in connection with any sale held pursuant to this Security Agreement or otherwise in connection with enforcing the rights of the Secured Party hereunder.

                  (e) The rights and remedies of the Secured Party hereunder are cumulative and nonexclusive and the exercise of any one or more of the remedies provided for herein or under the UCC shall not be construed as a waiver of any of the other remedies of the Secured Party so long as any part of the Secured Obligations remain unsatisfied. No failure on the part of the Secured Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Secured Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

                  (f) Any payments or proceeds received by the Secured Party from the Collateral shall be applied to the payment of costs and expenses incurred by the Secured


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          Party in connection with performing, managing, maintaining or selling the Collateral, including reasonable attorneys' fees and expenses, and the balance, if any, shall be applied by the Secured Party to payment of the Secured Obligations, in order of application as the Secured Party shall determine.

         6. No Waiver. Any forbearance or failure to delay by Secured Party in exercising any right, power or remedy shall not preclude the further exercise thereof, and ever right, power or remedy of Secured Party shall continue in full force and effect until such right, power or remedy is specifically waived by any instrument in writing executed by Secured Party.

         7. Debtor's Waiver of Rights. Except as otherwise set forth herein, to the fullest extent permitted by law, the Debtor waives the benefit of all laws now existing or that may subsequently be enacted provided for (a) any appraisement before sale of any portion of the Collateral, (b) any extension of the time for the enforcement of the collection of the indebtedness or the creation or extension of a period of redemption from any sale made in collecting such debt, and (c) exemption of any portion of the Collateral from attachment, levy or sale under execution or exemption from civil process. Except as otherwise set forth herein, to the fullest extent the Debtor may do so, the Debtor agrees that the Debtor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Security Agreement before exercising any other remedy granted hereunder and the Debtor, for the Debtor and its successors and assigns, and for any and all persons ever claiming any interest in the Collateral, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the Secured Obligations and marshalling in the event of foreclosure of the liens hereby created.

         Executed and delivered at Minneapolis, Minnesota as of the 9th day of January, 2004.

                                           CARD ACQUISITION, LLC



                                           By:      /s/ Michael J. Philippe
                                               ---------------------------------
                                           Name:    Michael J. Philippe
                                                 -------------------------------
                                           Title:   President & CEO
                                                  ------------------------------


                                           Address:

                                           Card Acquisition, LLC
                                           116 West 69th Street, Suite 201
                                           Sioux Falls, SD 57108




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                                    EXHIBIT A


The rights of PRM Financial Services, Inc., a Texas corporation, under the Agreement of General Partnership referenced in Section 1 of the Security Agreement could be considered an encumbrance of the Company's rights to receive distributions of profit under such Agreement of General Partnership.
































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